Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 29, 2007, which appears on Page F-1 of the annual report on Form 11-K of the H.B. Fuller Company Thrift Plan for the year ended December 31, 2006.

/s/ Virchow, Krause & Company, LLP

Minneapolis, Minnesota

June 19, 2008